As filed with the Securities and Exchange Commission on August 30, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Achillion Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	52-2113479
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

300 George Street

New Haven, Connecticut 06511-6624

(203) 624-7000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Michael D. Kishbauch

President and Chief Executive Officer

Achillion Pharmaceuticals, Inc.

300 George Street

New Haven, Connecticut 06511-6624

Phone: (203) 624-7000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

copies to:

Steven D. Singer, Esq.

Wilmer Cutler Pickering Hale and Dorr LLP

399 Park Avenue

New York, NY 10022

Telephone: (212) 295-6307

Telecopy: (212) 230-8888

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☒  333-172594

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, $0.001 par value per share	$6,972,800	$800

(1)	There are being registered hereunder by the registrant such indeterminate number of shares of common stock as will have an aggregate initial offering price not to exceed $6,972,800.
(2)	Estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed to register an additional $6,972,800 of shares of the common stock, par value $0.001 per share, of Achillion Pharmaceuticals, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended and General Instruction IV of Form S-3. This registration statement incorporates by reference the contents of the registrant’s registration statement on Form S-3 (File No. 333-172594), which was declared effective by the Commission on April 25, 2011, including all amendments and exhibits thereto and all information incorporated by reference therein, other than the exhibits filed herewith.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Haven, State of Connecticut, on this 30th day of August, 2012.

Achillion Pharmaceuticals, Inc.

By:	/s/ Michael D. Kishbauch
Name: Michael D. Kishbauch Title: President and Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael D. Kishbauch Michael D. Kishbauch	President and Chief Executive Officer and Director (Principal executive officer)	August 30, 2012

/s/ Mary Kay Fenton Mary Kay Fenton	Senior Vice President and Chief Financial Officer (Principal financial and accounting officer)	August 30, 2012

* Jason Fisherman, M.D.	Director	August 30, 2012

* Gary Frashier	Director	August 30, 2012

Kurt C. Graves	Director	August 30, 2012

* Dennis Liotta	Director	August 30, 2012

* David Scheer	Director	August 30, 2012

* Nicole Vitullo	Director	August 30, 2012

* Robert Van Nostrand	Director	August 30, 2012

* David Wright	Director	August 30, 2012

*By:	/s/ Mary Kay Fenton
Name: Mary Kay Fenton Title: Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of WilmerHale

23.1	Consent of WilmerHale (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24*	Powers of Attorney

*	Filed as Exhibit 24 to the Registrant’s Registration Statement on Form S-3 (File No. 333-172594) filed with the Commission on March 3, 2011.